Exhibit 10.17

February 19, 2019	SHORT-TERM LOAN	$330,000

THIS SHORT-TERM LOAN AGREEMENT (this "Note") is entered into as of the date above written, by and between Hollyweed North Cannabis Inc. (the "Borrower"), and Livio Susin (the "Lender"),

WHEREAS, the Borrower wishes to borrow from the Lender, and the Lender wishes to lend to the Borrower up to the sum of THREE HUNDRED AND THIRTY THOUSAND DOLLARS ($330,000 CAD).

WHEREAS, the Borrower and the Lender wish to document the terms of such loan and to set forth their mutual understanding with respect to how the repayment of such amounts shall be accomplished.

WHEREAS, the Borrower and the Lender wish to document the terms of such loan and to get forth their mutual understanding with respect to how the repayment of such amounts shall be accomplished.

NOW, THEREFORE, the parties hereby set forth their understanding as follows:

1.	The Lender shall lend to the Borrower and the Borrower shall borrow from the Lender the amounts noted in Canadian dollars on the below dates:

February 19, 2019	$130,000
February 20, 2019	25,000
February 21, 2019	25,000
February 25, 2019	25,000
March 5, 2019	25,000
March 29, 2019	15,000
April 3, 2019	20,000
April 4, 2019	8,500
April 11, 2019	20,000
April 17, 2019	36,500

Total	$330,000

2.	Interest shall accrue from the date of each borrowing at 2% (the "Interest Rate"), being the rate equal to the Canada Revenue Agency's prescribed interest rate in effect for the first quarter of calendar year of 2019 to calculate taxable benefits for shareholders from interest-free and low interest loans.

3.	Principle and accrued interest shall become due and payable 90 days subsequent to successful completion of an initial Public Offering or a Reverse Takeover transaction which results in the Borrower's shares being listed on a Canadian public exchange.

4.	The Borrower shall have the right to prepay all or any part of the outstanding principal balance of the Note without penalty.

5.	The Note is unsecured.

6.	The Note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in British Columbia.

IN WITNESS WHEREOF, the parties have executed and agreed to this Note as of date first set forth above.

Hollyweed North Cannabis Inc., by its authorized signatory:

Signed	/s/ Renee Gagnon
Per:	Renee Gagnon, CEO

Livio Susin:

Signed:	/s/ Livio Susin